002 Putnam Fund For Growth and Income attachment
10/31/02 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		221,847
Class B		  31,686
Class C		       864

72DD2	(000s omitted)

Class M		  2,167
Class Y		23,636

73A1

Class A		0.2093
Class B		0.0763
Class C		0.0833

73A2

Class M		0.1223
Class Y		0.2523

74U1	(000s omitted)

Class A		1,010,187
Class B		   291,515
Class C		       9,561

74U2	(000s omitted)

Class M		14,799
Class Y		97,293

74V1

Class A		13.95
Class B		13.75
Class C		13.90

74V2

Class M		13.86
Class Y		13.98